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                                                                   EXHIBIT 21.01

                                SUBSIDIARIES OF REGISTRANT

                           IDT America, Corp.
                           IDT International Corp.
                           IDT Internet Services, Inc.
                           Internet Online Services, Inc.
                           Media Response, Inc.
                           New World Telecommunications, Corp.
                           Shmuelco Equipment Corp.
                           Phone Depot, Inc.
                           IDT Global Ltd.
                           Net2Phone, Inc.
                           Yovelle, Inc.